Exhibit 99.1

Teligent Regains Compliance with Nasdaq Filing Requirements and Nasdaq Minimum Market Value Rule

Buena, N.J., JANUARY 22, 2021 (GLOBENEWSWIRE) -- Teligent, Inc. (NASDAQ: TLGT) (“Teligent” or the “Company”), a New Jersey-based specialty generic pharmaceutical company, previously received notice from The Nasdaq Stock Market (“Nasdaq”) stating that the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1) as a result of the Company not having timely filed its Quarterly Report on Form 10-Q for the three months ended September 30, 2020 (the “Form 10-Q”) with the Securities and Exchange Commission. Upon filing of the Form 10-Q on December 31, 2020, the Company regained compliance with Nasdaq Listing Rule 5250(c)(1) and this matter is now closed.

In addition, on July 28, 2020, the Company received notice from Nasdaq stating that the Company was not in compliance with Nasdaq Listing Rule 5450(b)(2)(C) because the Company failed to maintain a minimum market value of publicly held shares of $15,000,000 for 30 consecutive trading days. On January 15, 2021, the Company received notice from Nasdaq confirming that for the last 10 consecutive trading days, the minimum market value of publicly held shares of the Company’s common stock has been equal to or in excess of the $15,000,000 minimum market value of publicly held shares requirement for continued listing, as required by Nasdaq Listing Rule 5450(b)(2)(C). Accordingly, Nasdaq has determined that the Company has regained compliance with Nasdaq Listing Rule 5450(b)(2)(C) and this matter is now closed.

Tim Sawyer, President & Chief Executive Officer of Teligent, stated, “We are committed to maintaining our Nasdaq listing, and we are pleased that we have regained compliance with Nasdaq’s filing requirements and to see that the market value of publicly held shares of the Company’s common stock once again exceeds the requirements for Nasdaq listing.”

The Company has not regained compliance with the minimum $1.00 bid price requirement for continued listing set forth in Nasdaq Listing Rule 5450(a)(1) (the “Bid Price Rule”). The Company continues to have until June 2, 2021 to regain compliance with the Bid Price Rule. If the Company does not regain compliance with the Bid Price Rule on or before June 2, 2021, unless the Company files for and receives an extension to comply with the Bid Price Rule, the Company’s common stock will be delisted from the Nasdaq Global Select Market. The Company intends to actively monitor the closing bid price of its listed shares of common stock and, as appropriate, will consider available options to resolve the deficiency and regain compliance with the Bid Price Rule.

Forward-Looking Statements

This press release includes “forward-looking statements” that are intended to qualify for the safe harbors from liability provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts are statements that could be deemed forward-looking. These statements are based on current expectations, estimates, forecasts and projections about the Company’s business and the industry in which the Company operates and the beliefs and assumptions of the Company’s management. Forward-looking statements can be identified by the use of words such as “will,” “may,” “could,” “should,” “would,” “believe,” “depends,” “expect,” “goal,” “anticipate,” “forecast,” “project,” “future,” “intend,” “plan,” “estimate,” “target,” “indicate,” “outlook,” and similar expressions of future intent or the negative of such terms. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, these forward-looking statements are based on management’s current beliefs, expectations and assumptions and are subject to risks and uncertainties. These statements are based on the Company’s current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other periodic reports the Company files with the Securities and Exchange Commission.  Additionally, many of these risks and uncertainties are currently amplified by and will continue to be amplified by, or in the future may be amplified by, the COVID-19 outbreak and the effects thereof on the Company’s future performance and results of operations. It is not possible to predict or identify all such risks. There may be additional risks that the Company considers immaterial or which are unknown. You should not rely upon forward-looking statements as predictions of future events.  The forward-looking statements included in this press release speak only as of the date hereof and, subject to any continuing obligations under applicable law or any relevant stock exchange rules, we expressly disclaim any obligation to disseminate, after the date of this document, any updates or revisions to any such forward-looking statements to reflect any change in expectations or events, conditions or circumstances on which any such statements are based.

Contact:

Philip K. Yachmetz

Teligent, Inc.

(856) 776-4632

www.teligent.com